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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                      April 4, 2003       (April 4, 2003)
                     --------------------------------------
                Date of report (Date of earliest event reported)

                               Hexcel Corporation
                   -------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


        Delaware                 1-8472                    94-1109521
--------------------------------------------------------------------------------
(State of Incorporation) (Commission File No.) (IRS Employer Identification No.)

                               Two Stamford Plaza
                              281 Tresser Boulevard
                        Stamford, Connecticut 06901-3238
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              (Address of Principal Executive Offices and Zip Code)


                                 (203) 969-0666
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              (Registrant's telephone number, including area code)

                                       N/A
           -----------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)



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Item 5.  OTHER EVENTS.

To assist investors and financial analysts that follow our Company, we are providing a summary of the anticipated accounting relating to the mandatorily redeemable convertible preferred stock issued on March 19, 2003 and a summary, updated to reflect our recent refinancing, of the scheduled maturities of our financial obligations, including capital lease obligations, for the years ended December 31, 2003 through December 31, 2007 and in the aggregate thereafter. In order to comply with Regulation FD, we are first filing these items as Exhibits
99.1 and 99.2 to this Current Report.

Exhibit 99.1 contains the anticipated financial impact of the issuance of the series A and series B convertible preferred stock on the Company's financial statements through January 22, 2010, the mandatory redemption date of the preferred stock.

Exhibit 99.2 contains the annual scheduled maturities of the principal amounts of indebtedness through 2007 and in the aggregate thereafter.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

   (c)  Exhibits

         99.1  Accounting for Mandatorily Redeemable Convertible Preferred
               Stock

         99.2  Aggregate Maturities of Indebtedness


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             HEXCEL CORPORATION
Date:  April 4, 2003

                                                /s/ William J. Fazio
                                             ---------------------------
                                                   William J. Fazio
                                              Corporate Controller and
                                              Chief Accounting Officer


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                                  EXHIBIT INDEX

Exhibit No.                Description
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99.1     Accounting for Mandatorily Redeemable Convertible Preferred Stock
99.2     Aggregate Maturities of Indebtedness




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